EXHIBIT 10.27

                                AdStar.com, Inc.

                         4553 Glencoe Avenue, Suite 300
                        Marina del Rey, California 90292
                                 (310) 577-8255

                                                February 13, 2001

Paulson Capital Corporation
811 SW Naito Parkway, #200
Portland, Oregon 97204
Attn: Mr. Chet Paulson, President

            Re: The Payment and Satisfaction of The $1.1 Million Promissory Note From AdStar.com, Inc., as Maker, to Paulson Capital Corporation, as Payee, Dated October 21, 1999 (the "Note")

Dear Mr. Paulson:

      This letter will serve as our agreement for the payment and satisfaction of the Note:

      1. Paulson shall accept and AdStar shall issue such number of unregistered shares of common stock, as shall equal, when multiplied by $2.00 per share the total amount of principal and accrued interest due and payable on the Note through the date of issuance of the shares. Fractional shares, if any, shall be rounded to the nearest whole number. The shares will be released to you by our counsel against receipt of the Note.

      2. AdStar has advised Paulson, in confidence, that under recently adopted accounting rules it will be restating revenues to report only net proceeds (without any effect on the results of operations.

      3. Paulson Capital Corporation represents and warrants that it is taking the shares for its own account, for investment and not with a view to the resale or distribution within the meaning of Securities Act of 1933, as amended (the "Act") and that until such time as a registration statement under the Act, becomes effective with respect to the Shares, AdStar shall have the right to place upon the face of any stock certificate or certificates evidencing the Shares issuable such legend as the Board of Directors of AdStar may prescribe for the purpose of preventing disposition of such Shares in violation of the Act.

                                        Very truly yours,

                                        AdStar.com, Inc.


                                        By: /s/ Leslie Bernhard
                                            ------------------------------------
                                            Leslie Bernhard, Chief Executive
                                            Officer
Accepted and agreed to
this 13th day of February, 2001
Paulson Capital Corporation


By: /s/ Chester Paulson
    -----------------------------
Name:
Title: